Fourth Quarter & Full Year 2019 February 6, 2020

Safe Harbor Statements and Non-GAAP Results These materials contain forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to information regarding: 2020 non-GAAP outlook, including revenue, operating profit, margin rate, earnings per share and adjusted EBITDA; outlook for specific businesses and drivers of results, margin rate targets for the U.S. business and expected results from acquisitions; expected future payments to fund retirement plans; expected impact of currency translation, Argentina devaluation recovery, and expenses related to repatriation; 2020 cash flow, capex, net debt and leverage outlook; and planned investment related to Strategy 2.0. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations. This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2018, and in our other public filings with the Securities and Exchange Commission. Unless otherwise noted, the forward-looking information discussed today and included in these materials is representative as of today only and The Brink's Company undertakes no obligation to update any information contained in this document. These materials are copyrighted and may not be used without written permission from Brink's. Today’s presentation is focused primarily on non-GAAP results. Detailed reconciliations of non-GAAP to GAAP results are included in the appendix and in the Fourth Quarter 2019 Earnings Release available in the Quarterly Results section of the Brink’s website: www.brinks.com. | 2

Highlights (Non-GAAP, $ Millions, except EPS) • 12% EPS growth in 4Q ($1.18) and full year ($3.89) • Reduced by: • Argentina cash repatriation expense ($.06) • Non-cash charge related to equity investment in MoneyGram ($.05) • Segment operating profit up 22% in 4Q, 17% in full year • 3-year Strategic Plan 1 (SP1) completed; exceeded operating profit target; 22% CAGR • New 3-year Strategic Plan 2 (SP2) and targets to be disclosed on June 1 Investor Day • 2020 guidance • 10% operating profit growth (24% constant currency); 13% EPS growth (32% constant currency) • Assumes continued FX-related expenses and operating expense investments in Strategy 2.0 • MoneyGram equity investment supports Strategic Plan 2 and potential commercial opportunities • New $250 million share repurchase authorization Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2019 Earnings Release available in the Quarterly Results section of the Brink’s website | 3 www.brinks.com.

Full-Year 2019 Non-GAAP Results Strong Revenue and Profit Growth Despite Currency Headwinds (Non-GAAP, $ Millions, except EPS) Revenue +7% Op Profit +13% Adj. EBITDA +10% EPS +12% Constant currency +15% Constant currency +36% Constant currency +27% Constant currency +44% Organic +6% Organic +26% Acq +8% Acq +10% FX (8%) FX (23%) 2019 Op Profit includes $5M 2019 EBITDA and EPS include $5M ($.06 EPS) of cash repatriation charge from cash repatriation expense and $3M ($.05 EPS) from an equity investment charge $3,948 $3,680 $473 $651 $4.98 $3,438 $3,193 $564 $392 $512 $3.89 $347 12.8% Margin $425 $3.46 $281 $3.03 8.8% 10.1% 10.6% 12.0% 13.3% 14.9% 15.3% 16.5% Margin Margin Margin Margin Margin Margin Margin Margin 2017 2018 2019 Const. 2017 2018 2019 Const. 2017 2018 2019 Const. 2017 2018 2019 Const. Curr. Curr. Curr. Curr. Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2019 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. See detailed reconciliations of non-GAAP to GAAP 2017 results in the Appendix. | 4 Constant currency represents 2019 results at 2018 exchange rates.

Strategic Plan 1 (SP1) Targets Exceeded Substantial Value Created for Shareholders (Non-GAAP, $ Millions, except EPS) Revenue +27% Op Profit +81% Adj. EBITDA +65% EPS +71% CAGR +8% CAGR +22% CAGR +18% CAGR +19% Avg. Organic Growth +7% $3,680 $564 $392 $3,275 $3.89 $475 $2,908 $325 $3.50 $342 $216 $2.28 7.4% ~10% 10.6% 11.8% ~15% 15.3% Margin Margin Margin Margin Margin Margin 2016 SP1 2019 2016 SP1 2019 2016 SP1 2019 2016 SP1 2019 Actual Target Actual Actual Target Actual Actual Target Actual Actual Target Actual Operating Profit CAGR 22% Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2019 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. See detailed reconciliations of non-GAAP to GAAP 2016 results in the Appendix. | 5 SP1 Target as of 3/2/2017 Investor Day

Fourth-Quarter Revenue and Operating Profit vs 2018 (Non-GAAP, $ Millions) Revenue Op Profit % Change 6% 3% 8% (5%) 3% % Change 28% 6% 34% (22%) 11% Constant Constant Currency Currency $25 $984 ( $48 ) $51 $936 $6 $139 ( $23 ) $908 $29 $116 $104 12.4% Margin 11.4% Margin 2018 Organic Acq / Disp* 2019 FX 2019 2018 Organic Acq / Disp* 2019 FX 2019 Revenue Revenue Revenue Op Profit Op Profit Op Profit Before FX Before FX Note: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2019 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. *Acq/Disp amounts include the impact of prior year trailing twelve-month results for acquired and disposed businesses. | 6 Constant currency represents 2019 results at 2018 exchange rates.

Full-Year Revenue and Operating Profit vs 2018 (Non-GAAP, $ Millions) Revenue Op Profit % Change 6% 8% 15% (8%) 7% % Change 26% 10% 36% (23%) 13% Constant Constant Currency Currency $288 $3,948 ( $268 ) $3,680 $222 $35 $473 ( $81 ) $3,438 $91 $392 $347 10.6% Margin 10.1% Margin 2018 Organic Acq / Disp* 2019 FX 2019 2018 Organic Acq / Disp* 2019 FX 2019 Revenue Revenue Revenue Op Profit Op Profit Op Profit Before FX Before FX Note: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2019 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. *Acq/Disp amounts include the impact of prior year trailing twelve-month results for acquired and disposed businesses. | 7 Constant currency represents 2019 results at 2018 exchange rates.

Full-Year Adjusted EBITDA & EPS vs 2018 (Non-GAAP, $ Millions, except EPS) 2019 EPS: $3.89 (+12% vs PY) Adj. EBITDA 2018 EPS: $3.46 +10% vs PY $35 $564 $178 $392 ( $95 ) $152 ( $93 ) ( $4 ) $199 Op Profit Net Interest Taxes Non-controlling Income from D&A Interest Exp Other Adjusted Interest Continuing Ops & Taxes EBITDA vs $45 ($31) $4$3 $20 $11 $16 $7 $52 2018 Note: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2019 Earnings Release available in the Quarterly Results section | 8 of the Brink’s website www.brinks.com.

North America

($ Millions)

Revenue +22%
Constant currency +22%

Organic	+5%
Acq	+17%
FX	-



$1,466
$1,783
2018
2019

Op Profit +44%
Constant currency +43%

Organic	+30%
Acq	+13%
FX	-



$130
8.9% Margin
$186
10.5% Margin
2018
2019

Full-Year Highlights

U.S.

- Revenue up 29%; operating profit up 52%
- Organic revenue growth for 4Q and full-year of 2% reflects expected customer losses related to Dunbar acquisition; improved organic growth expected in 2020
- 4Q margin 10%; Full year 8%
  - Higher labor, integration and systems implementation costs; expect improvement in 2020
- Dunbar integration on track
  - $24 million in cost synergies in 2019
  - Expect to exceed $45 million in total cost synergies
- Targeting 10%+ full-year margin rate in 2020
  - 13% by the end of 2021
- Achieved our CompuSafe® target with 4,100 new orders

Mexico

- Continued double-digit growth in organic revenue and profit, easily surpassing 3-yr margin target of 15%
- Continued growth expected to be driven by further cost reduction initiatives and penetration of the retail market

Notes: Amounts may not add due to rounding. Constant currency represents 2019 results at 2018 exchange rates. U.S. amounts include payment services and Balance Innovations.

9

South America ($ Millions) Revenue (1%) Op Profit +9% Constant currency +23% Constant currency +47% Full-Year Highlights Organic +16% Organic +39% • Strong organic revenue and profit growth driven by Acq +8% Acq +8% FX (24%) FX (38%) Argentina and Brazil; segment margin up 230 bps to ~24% • Negative FX translation - $224 million on revenue, $76 million on operating profit, primarily in $927 $917 $217 Argentina $199 23.7% • Underlying operations strong Margin 21.4% 8.1% Margin Margin • Inflation-based price increases and volume growth 8.8% Margin in Argentina offsetting devaluation impact to profit • Rodoban integration on track 5.4% Margin 5.9% Margin 10.5% Margin 8.9% Margin 2018 2019 2018 2019 | 10 Notes: Amounts may not add due to rounding. Constant currency represents 2019 results at 2018 exchange rates.

Argentina Revenue 2019-2020 by Quarter & Contribution


Argentina Revenue
2019 Actual YoY Devaluation: 42%
2020 Estimate YoY Devaluation: 36%
QoQ Devaluation
(13%)
2%
(26%)
(4%)
(9%)
(9%)
(9%)
(9%)
USD Revenue
1Q19 Actual
2Q19 Actual
3Q19 Actual
4Q19 Actual
1Q20 Estimate
2Q20 Estimate
3Q20 Estimate
4Q20 Estimate
Recovery from Prior Year Significant Devaluation


2020 Guidance
$3,775
$610[1]
95%
88%
ex. Argentina
5%
12%
Argentina
FY20 Revenue
FY20 Adj. EBITDA

- Local currency growth has exceeded inflation over time due to price, ad valorem and volume
  - Union-negotiated salary increases drive pricing
  - Ad-valorem revenue driven by higher volumes and value transported or processed
- Strong operating leverage on price increases
- USD recovery following a major devaluation historically took three to six quarters.

- Argentina represents ~5% of revenue and ~12% of adjusted EBITDA in 2020 guidance
- Argentina adjusted EBITDA as a percent of total has decreased significantly over the last three years

1. $610 represents the mid-point of the guidance range

11

Rest of World ($ Millions) Revenue (6%) Op Profit +1% Constant currency (2%) Constant currency +4% Full-Year Highlights Organic +1% Organic +3% • Decrease in revenue reflects sale of French Acq/Disp (3%) Acq/Disp +1% FX (4%) FX (3%) guarding business in June 2018 • France profit up +12%, margin up 170 bps from $1,044 improved operations, pricing and Temis synergies France $980 Disposition • Transportation strike impacted results $1,009 • Rest of Europe performing well $114 $116 8.1% 11.0% 11.8%Margin Margin8.8% Margin Margin 5.4% Margin 5.9% Margin 10.5% Margin 8.9% Margin 2018 2019 2018 2019 | 12 Notes: Amounts may not add due to rounding. Constant currency represents 2019 results at 2018 exchange rates.

CapEx Expected to Return to ~4.5% of Revenue in 2021 Capital Expenditures 2016-20201 (Non-GAAP, $ Millions) Higher CapEx reflects investment in strategic initiatives $198 High $185 $182 Return $190 ~0.5% High High Growth Completed Return Return CapEx Acquisitions Growth Growth CapEx CapEx ~4.5% $124 Rest of ~4.5% of Revenue Business Facility Equipment / Other IT Armored Vehicles 2016 Actual 2017 Actual 2018 Actual 2019 Actual 2020 Target % Revenue 4.2% 5.8% 5.3% 5.4% ~5.0% D&A1 $112 $119 $126 $136 Reinvestment Ratio 1.1 1.6 1.4 1.5 1. Excludes Cash Devices | 13 Note: See detailed reconciliations of non-GAAP to GAAP in the Appendix.

Free Cash Flow (incl. completed acquisitions) (Non-GAAP, $ Millions) $610 Adjusted EBITDA $564 $55 Working Capital: Revenue growth offset by DSO, DPO improvement Cash Restructuring: Primarily acquisition related $512 $85 Cash Taxes: 2019 included significant refunds $36 $127 $425 Cash Interest: Lower debt in 2020 $91 $24 $75 $86 $80 $64 Cash Capital Expenditures: $165 Maintenance and growth: ~4.5% of Revenue $84 Incremental: Strategic initiatives and acquisitions $27 $155 $165 $170 $230 Free Cash Flow before Dividends $166 $169 $58 2017 2018 2019 2020 Actual Actual Actual Target 37% 92% 85% ~100% FCF Conversion as % of Income1 14% 32% 30% ~38% FCF Conversion as % of Adjusted EBITDA2 2020 Free Cash Flow expected to quadruple since 2017 Note: Amounts may not add due to rounding. Non-GAAP Free Cash Flow excludes the impact of Venezuela operations. See detailed reconciliations of cash flows in the Appendix. 1. FCF Conversion – Income is defined as Free Cash Flow before Dividends divided by Non-GAAP Income (loss) from continuing operations attributable to Brink’s. | 14 2. FCF Conversion – Adjusted EBITDA is defined as Free Cash Flow before Dividends divided by Adjusted EBITDA.

Net Debt and Leverage (Non-GAAP, $ Millions) Net Debt Adjusted EBITDA and Financial Leverage Significant capacity for acquisitions Leverage Ratio1 1.4 2.4 2.4 ~2.0 ~2.9 ~ $2,250 Adjusted EBITDA + Synergized Acquisitions ~ $765 $1,349 ~ $610 ~ $1,250 $1,214 $564 $512 $425 $612 ~ $610 Dec 2017 Dec 2018 2019 2020 2020 Actual Actual Actual Target Target 2017 2018 2019 2020 2020 + $1B in Acq.2 Actual Actual Actual Target Target + $1B in Acq.2 Existing Leverage Capacity to Execute Additional Acquisitions 1. Net Debt divided by Adjusted EBITDA 2. Includes assumption of $1 billion in acquisitions with a 6.5x post-integration multiple | 15 Note: See detailed reconciliations of non-GAAP to GAAP results in the appendix

Strategic Plan 1: Strategy 1.0 + 1.5 (2017-2019)

Organic Growth + Acquisitions

2019 Adjusted EBITDA $564 Million – 3-yr CAGR ~18%

Strategy 1.5
Acquisitions

Adj. EBITDA	+$115
Op Profit	+$100
Adj. EBITDA (fully synergized)	+$160

- Focus on "core-core" & "core-adjacent"
- Capture synergies & improve density
- 13 Acquisitions closed to date
- $1.1B invested in closed acquisitions to date

Strategy 1.0
Core Organic Growth

Adj. EBITDA	+$107
Op Profit	+$ 76

- Close the Gap
- Accelerate Profitable Growth
- Introduce Differentiated Services – technology-driven

2017 2018 2019

Organic Growth + Acquisitions = Increased Value for Shareholders

Note: See detailed reconciliations of non-GAAP to GAAP results included in the appendix.

16

Strategic Plan Operating Profit (2017 – 2019) (Non-GAAP, $ Millions) Three-Year Strategic Plan Operating Profit CAGR 22% OP OP Margin Margin 7.4% 10.6% $477 $100 $392 1.5 $377 $325 $100 Operating Acquisitions Profit 2019 Target March 2017 Investor Day $292 $216 1.0 + 2.0 Investment = Organic = Closed Acquisitions = Share-based Comp 2016 North South Rest of Corporate 2019 Actual FX 2.0 + IT 2019 Actual Actual America America World Constant Currency Investment before 2.0 Investment Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2019 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. See detailed reconciliations of non-GAAP to GAAP 2016 results in the Appendix. Constant Currency represents 2019 Actual at 2019 Target exchange rates as of Investor Day March 2, 2017. | 17 FX is the impact of foreign currency translation for the base business (excluding acquisitions).

SP2: Further Expansion into the Total Cash Ecosystem (2020 – 2022)

1.0 WD +1.5 +2.0 = Accelerated Value Creation

Strategy 2.0
Expand Services & Customer Base

Expand high-margin, high-value, cost-effective offerings:

- Add new unvended and underserved customers with attractively-priced, high-value services
- Increase share with existing customers via a broader array of high-value services

Strategy 1.5
Acquisitions

- $1.1B invested in 13 SP1 acquisitions
- Pursue additional "core-core" & "core-adjacent" accretive acquisitions
- Identify, evaluate and pursue new platform acquisitions to support 2.0

Strategy 1.0
Wider Deeper (WD)
Core Organic Growth

- Global roll-out of BreakThru initiatives to Close the Gap
- Accelerate Profitable Growth
- Introduce Differentiated Services

2017 | 2018 | 2019 | 2020 | 2021 | 2022

| 18

2020 Guidance (Non-GAAP, $ Millions, except EPS) Revenue +3% Op Profit +10% Adj. EBITDA EPS Constant currency +6% Constant currency +24% Constant currency +18% Constant currency +32% Organic +5% Organic +23% +8% +13% Acq/Disp 0% Acq/Disp +1% FX (3%) FX (14%) $600- $4.30- $420- $620 $4.50 $440 ~$3,775 $3,680 $564 15.8% - $392 ~15.7% $3.89 $3,438 16.3% Margin $512 Margin $3,193 $347 11.2%-xx% $3.46 15.9% 11.7%Margin Margin ~10.9%Margin $425 $3.03 Margin $281 ~14.5% 13.5% Margin 8.8% 10.1% 10.6% ~11.4% 13.3% 14.9% 15.3% ~16.2% Margin Margin Margin Margin10.1% Margin Margin Margin Margin Margin 9.9%- Margin 10.4% 13.3% Margin 12.7% Margin 8.8% Margin Margin8.8% 11.8% Margin Margin 7.4% Margin7.4% Margin 2017 2018 2019 2020 2017 2018 2019 2020 2017 2018 2019 2020 2017 2018 2019 2020 Guidance Guidance Guidance Guidance See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2019 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. See detailed reconciliations of non-GAAP to GAAP 2017 results in the appendix. | 19 2020 growth rates calculated based on mid-point of range provided vs 2019.

2020 Guidance - Operating Profit and Adjusted EBITDA (Non-GAAP, $ Millions, except EPS) OP % Change vs. 2019 ~23% ~1% 24% (14%) ~10% $657 - $677 Adjusted $600 - $620** EBITDA $564 ~$182 $90 $3 ($55)** ~$180 D&A/Other $172 $475 - $495 $420 - $440 Operating $392 Profit 10.6% ~11.4% Margin Margin 2019 Actual Organic Acq / Disp* 2020 Guidance FX 2020 Guidance Constant Currency EPS $3.89 $1.19 $0.04 $5.02 - $5.22 ($0.72) $4.30 – $4.50 Note: Amounts may not add due to rounding. Constant currency represents 2020 guidance at 2019 exchange rates See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2019 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. * Acq/Disp amounts include the impact of prior year trailing twelve-month results for acquired and disposed businesses | 20 ** Assumes currency rates as of December 31, 2019 for all currencies (except the Argentine peso, for which the company is using an estimated 2020 rate of 76 pesos to the U.S. dollar)

Continued Improvement Expected in 2020 and Beyond (Non-GAAP, $ Millions, except EPS) Operating Profit & Adj. EBITDA 2020 Guidance 5% ~16.2% Revenue $3,775 (organic ) 15.3% Adj. EBITDA Op Profit $420 - $440 +10% Margin - Margin ~11.4% Adj. EBITDA $600 - $620 +8% - Margin ~16.2% ~11.4% Op Profit 10.6% Margin EPS $4.30 - $4.50 +13% $600 - $620 SP2 2020 - 2022 $564 ~ $180 • Continue Strategy 1.0 WD organic growth and profit improvement to drive 2020 results Adj. $172 EBITDA • Strategy 1.5 acquisitions are key components, but not in 2020 guidance D&A/Other $420- • Strategy 2.0 adds new layer of growth to drive $392 $440 additional value, beginning in 2H 2020 Op Profit • SP2 targets to be announced on June 1 Investor Day in NYC 2019 2020 Target | 21 Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2019 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com.

Appendix

Fourth-Quarter 2019 Non-GAAP Results Continued Revenue and Profit Growth (Non-GAAP, $ Millions, except EPS) Revenue +3% Op Profit +11% Adj. EBITDA +4% EPS +12% Constant currency +8% Constant currency +34% Constant currency +21% Constant currency +42% Organic +6% Organic +28% Acq +3% Acq +6% FX (5%) FX (22%) Op Profit includes $5 charge EBITDA and EPS include $5M ($.06 EPS) of cash repatriation expense from cash repatriation and $3M ($0.05 EPS) from equity investment charge $984 $936 $139 $177 $908 $1.49 $864 $153 $147 $116 $104 $130 $1.18 12.8% $91 Margin $1.05 $0.95 10.5% 11.4% 12.4% 14.1% 15.1% 16.2% 16.4% 18.0% Margin Margin Margin Margin Margin Margin Margin Margin 2017 2018 2019 Const. 2017 2018 2019 Const. 2017 2018 2019 Const. 2017 2018 2019 Const. Curr. Curr. Curr. Curr. Notes: See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2019 Earnings Release available in the Quarterly Results section of the Brink’s website www.brinks.com. See detailed reconciliations of non-GAAP to GAAP 2017 results in the Appendix. | 23 Constant currency represents 2019 results at 2018 exchange rates.

Fourth-Quarter Adjusted EBITDA & EPS vs 2018 (Non-GAAP, $ Millions, except EPS) 4Q19 EPS: $1.18 (+12% vs PY) Adj. EBITDA 4018 EPS: $1.05 +4% vs PY $7 $153 $49 $116 ( $26 ) $37 ( $28 ) ( $1 ) $61 Op Profit Net Interest Taxes Non-controlling Income from D&A Interest Exp Other Adjusted Interest Continuing Ops & Taxes EBITDA vs $12 ($6) $1- $7 $1 $2 ($3) $6 2018 Note: Amounts may not add due to rounding. See detailed reconciliations of non-GAAP to GAAP results included in the Fourth Quarter 2019 Earnings Release available in the Quarterly Results section | 24 of the Brink’s website www.brinks.com.

Strategy 1.5 – Core Acquisitions Synergistic, Accretive Acquisitions in Our Core Markets Core Acquisitions-to-Date • 2017: 6 completed, including Maco • 2018: 3 completed, including Dunbar France U.S. (Temis) (AATI) • 2019: 4 completed U.S. U.S. (Dunbar) (Balance • Rodoban (Brazil), COMEF (Brazil), Innovations) Balance Innovations (U.S.), TVS Colombia Brazil (Minority Partner COMEF (Colombia) Buyout) PagFacil Colombia • Closed acquisitions generated Adjusted (TVS) Rodoban EBITDA of $115 million in 2019 Chile (LGS) • Strong pipeline of additional opportunities Argentina Note: Worldbridge (Cambodia) not shown (Maco) | 25 Note: See detailed reconciliations of non-GAAP to GAAP results included in the appendix.

Credit Facility and Debt Structure ($ Millions, except where noted) Debt Balance Credit Facility ~$2.5 B • Interest floats based on LIBOR plus a margin that is a minimum ~$2.2 B Available of 25 bps lower than previous Committed financing Available Capacity of Committed • Interest rate swap locking ~$0.9B Capacity of $400 million at fixed rate ~$0.7B • Weighted average interest rate: $115 Revolver ~3.85% (as of 12/31/19) $340 1 $593 • Matures February 2024; Term Senior Notes Loan A amortizes at 5% per year 1 $592 1 Term Loan A $767 Senior Notes 1 $467 • 4.625% fixed interest rate Financing Leases & Other $145 $159 • Matures October 2027 12/31/2018 12/31/2019 Additional ~$225 Million of Capacity to Execute Strategy with Improved Terms | 26 1. Net of unamortized issuance costs of $8.0 million on Senior Notes and $1.8 million on Term Loan A as of 12/31/18 and $7.1 million on Senior Notes and $3.0 million on Term Loan A as of 12/31/19.

Comparison to Route-Based Industrial Services Peers[1]

	Peers	Brink's
Specialized fleet	✓	✓
Focus on route density and optimization	✓	✓
Strong recurring revenue	✓	✓
High customer retention	✓	✓
Ability to leverage physical infrastructure	✓	✓
Accretive/high-synergy M&A	✓	✓
Technology-enhanced logistics	✓	✓
Organic growth	~4%	~6%
Adj. EBITDA margin	~23%	~16%
3-yr Adj. EBITDA CAGR	~6%	~13%
EV/FY20E Adj. EBITDA multiple	~14x - 16x	~9x

Industrial Services/Route-Based peers include Cintas Corporation (CTAS), Iron Mountain, Inc. (IRM), Rollins, Inc. (ROL), ServiceMaster Global Holdings, Inc. (SERV), Stericycle, Inc. (SRCL), UniFirst Corporation (UNF) and Waste Management, Inc. (WM). See page 28 of the appendix for additional metrics. See detailed reconciliations of non-GAAP to GAAP results in the appendix.

1. Financial metrics and calculations based on 2017-2020 fiscal year-end non-GAAP actuals and estimates, BCO guidance, FactSet data and broker consensus estimates, publically available information, and internal estimates as of January 31, 2020. Components of the calculation may differ between companies. BCO EV/Adj. EBITDA calculation excludes retirement and postemployment benefit obligations.

27

Industrial Services/Route-Based Peer Comparisons[1]

	Business Overview	2020E Financial Metrics			Growth	Valuation
Company	Description	OP Margin	Adj. EBITDA Margin	Capex (% of Rev)	3-Year Adj. EBITDA CAGR	EV / Adj. EBITDA
The Brink's Company (BCO)	**Cash Management**	**~11%**	**~16%**	**~4%**[2]	**~13%**	**~9x**
Cintas Corporation (CTAS)	Uniform rental and cleaning services	~18%	~22%	~4%	~16%	~20x
Iron Mountain, Inc. (IRM)	Information protection and storage	~20%	~35%	~14%	~7%	~11x
Rollins, Inc. (ROL)	Pest control	~17%	~21%	~1%	~8%	~28x
ServiceMaster Global Holdings, Inc. (SERV)	Pest control	~15%	~20%	~2%	~11%[3]	~14x
Stericycle, Inc. (SRCL)	Medical waste management	~12%	~19%	~6%	~(9%)	~14x
UniFirst Corporation (UNF)	Uniform rental and cleaning services	~10%	~16%	~7%	~5%	~11x
Waste Management, Inc. (WM)	Non-hazardous waste management	~18%	~29%	~11%	~6%	~13x
Peer Average ex. BCO		**~16%**	**~23%**	**~6%**	**~6%**	**~16x**[4]
					Average ex. ROL	~14x

1. Financial metrics and calculations based on 2017-2020 fiscal year-end non-GAAP actuals and estimates, BCO guidance, Factset data and broker consensus estimates, publically available information, and internal estimates as of January 31, 2020. Components of the calculation may differ between companies. BCO EV/Adj. EBITDA calculation excludes retirement and postemployment benefit obligations. See detailed reconciliations of non-GAAP to GAAP results in the appendix.
2. Cash CapEx including CompuSafe®. Excludes financing leases.
3. Adjusted to account for the disposition of American Home Shield in the fourth quarter of 2018.
4. Including Prosegur Cash SA (BME:CASH) and Loomis (OMX:LOOMB), the peer average is reduced from ~16x to ~14x.

28

Debt Maturity Profile ($ Millions) Maturity Schedule for Credit Facility and Senior Notes $1,000 Revolver Senior Notes $610 Term Loan A $600 $40 $40 $40 $40 2020 2021 2022 2023 2024 2025 2026 2027 | 29

Legacy Liabilities - Underfunding ($ Millions) Frozen Primary U.S. Pension UMWA Assets $ 721 729 777 687 699 Assets $ 227 217 219 182 178 Obligations $ (835) (837) (879) (794) (817) Obligations $ (433) (444) (513) (479) (425) Primary U.S. Pension UMWA 2015 2016 2017 2018 2019 2015 2016 2017 2018 2019 ($108) ($102) ($107) ($114) ($118) ($206) ($227) ($247) ($294) ($297) | 30 Note: 2019 amounts based on actuarial assumptions at December 31, 2019

Estimated Cash Payments for Legacy Liabilities ($ Millions) Payments to Primary U.S. Pension Payments to UMWA $310 $14 $18 $16 $25 $24 $10 $2 $0 $16 2019 2020 2021 2022 2023 2024 2025 2026 2019 2028 2029 2030 After 2030 Primary US Pension • Based on actuarial assumptions (as of 12/31/19), no additional cash contributions expected until 2022 • Remeasurement occurs every year-end: disclosed in 10K • Derisking: annuitized $54 million of U.S. Pension liabilities with $53 million of plan assets in October 2019 • Outplaced 20% of plan participants • Reduced administration • Reduced PBGC premiums • ~$19 million non-cash GAAP settlement charge recognized in 4Q 2019 UMWA • Based on actuarial assumptions (as of 12/31/19), no cash payments expected until 2028 | 31 Note: Above amounts based on actuarial assumptions at December 31, 2019

International Pension Plans ($ Millions) Underfunding Estimated Future Benefit Payments from Plan Assets Assets $ 165 173 203 180 215 $15 Obligations $ (263) (267) (302) (264) (318) $14 $13 $12 $12 2015 2016 2017 2018 2019 ($84) ($94) ($98) ($99) ($103) 2020 2021 2022 2023 2024 | 32 Note: 2019 amounts based on actuarial assumptions at December 31, 2019

2016-2017 Non-GAAP Results Reconciled to GAAP (1 of 3)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

	2016 Q1	2016 Q2	2016 Q3	2016 Q4	2016 Full Year	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2017 Full Year
Revenues:										
GAAP	$ 721.8	739.5	755.8	803.5	3,020.6	$ 788.4	805.9	849.5	903.2	3,347.0
Venezuela operations[a]	(32.1)	(21.5)	(20.4)	(35.4)	(109.4)	(48.1)	(46.3)	(20.8)	(38.9)	(154.1)
Acquisitions and dispositions[a]	(0.8)	(1.5)	(0.5)	-	(2.8)	-	-	-	-	-
Non-GAAP	$ 688.9	716.5	734.9	768.1	2,908.4	$ 740.3	759.6	828.7	864.3	3,192.9
Operating profit (loss):										
GAAP	$ 23.5	32.2	59.7	69.1	184.5	$ 70.9	48.3	66.4	88.3	273.9
Venezuela operations[a]	(2.7)	(1.6)	(2.2)	(12.0)	(18.5)	(21.1)	4.5	(2.5)	(1.3)	(20.4)
Reorganization and Restructuring[a]	6.0	2.1	2.3	19.9	30.3	4.1	5.6	6.4	6.5	22.6
Acquisitions and dispositions[a]	6.8	7.4	3.2	2.1	19.5	(0.4)	2.4	6.1	(2.8)	5.3
Non-GAAP	$ 33.6	40.1	63.0	79.1	215.8	$ 53.5	60.8	76.4	90.7	281.4
Interest expense:										
GAAP	$ (4.9)	(4.9)	(5.1)	(5.5)	(20.4)	$ (4.8)	(6.0)	(7.7)	(13.7)	(32.2)
Venezuela operations[a]	0.1	-	-	-	0.1	-	-	-	0.1	0.1
Acquisitions and dispositions[a]	-	-	-	-	-	-	-	0.8	0.3	1.1
Non-GAAP	$ (4.8)	(4.9)	(5.1)	(5.5)	(20.3)	$ (4.8)	(6.0)	(6.9)	(13.3)	(31.0)
Taxes:										
GAAP	$ 9.4	14.5	19.5	35.1	78.5	$ 14.4	17.3	16.4	109.6	157.7
Retirement plans[c]	2.6	2.9	2.9	2.9	11.3	2.7	3.1	3.2	3.6	12.6
Venezuela operations[a]	(2.5)	(4.7)	(2.4)	(4.5)	(14.1)	(4.9)	(3.8)	(3.1)	(0.9)	(12.7)
Reorganization and Restructuring[a]	1.9	0.6	0.7	4.2	7.4	1.4	1.9	2.2	2.1	7.6
Acquisitions and dispositions[a]	0.3	0.9	0.2	0.4	1.8	0.2	0.3	2.5	1.5	4.5
Deferred tax valuation allowance[b]	-	-	-	(14.7)	(14.7)	-	-	-	-	-
Prepayment penalties[d]	-	-	-	-	-	-	-	2.4	(2.2)	0.2
Interest on Brazil tax claim[e]	-	-	-	-	-	-	-	1.4	(0.9)	0.5
Tax reform[f]	-	-	-	-	-	-	-	-	(86.0)	(86.0)
Tax on accelerated income[g]	-	-	-	-	-	-	-	-	0.4	0.4
Income tax rate adjustment[h]	(1.7)	(1.5)	0.1	3.1	-	2.5	(0.3)	(1.5)	(0.7)	-
Non-GAAP	$ 10.0	12.7	21.0	26.5	70.2	$ 16.3	18.5	23.5	26.5	84.8

Amounts may not add due to rounding.
See slide 35 for footnote explanations.

33

2016-2017 Non-GAAP Results Reconciled to GAAP (2 of 3)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

	2016 Q1	2016 Q2	2016 Q3	2016 Q4	2016 Full Year	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2017 Full Year
Income (loss) from continuing operations attributable to Brink's:										
GAAP	$ (3.1)	0.3	24.5	14.5	36.2	$ 34.7	14.3	19.9	(52.0)	16.9
Retirement plans[c]	4.7	5.2	5.0	5.3	20.2	4.6	5.5	5.8	6.4	22.3
Venezuela operations[a]	1.7	5.0	0.4	(4.5)	2.6	(8.4)	8.3	0.9	-	0.8
Reorganization and Restructuring[a]	4.1	1.5	1.7	16.4	23.7	2.4	3.6	4.0	4.2	14.2
Acquisitions and dispositions[a]	6.5	6.5	2.9	2.3	18.2	(0.6)	2.1	4.4	2.3	8.2
Deferred tax valuation allowance[b]	-	-	-	14.7	14.7	-	-	-	-	-
Prepayment penalties[d]	-	-	-	-	-	-	-	4.1	4.0	8.1
Interest on Brazil tax claim[e]	-	-	-	-	-	-	-	2.7	(1.6)	1.1
Tax reform[f]	-	-	-	-	-	-	-	-	86.0	86.0
Tax on accelerated income[g]	-	-	-	-	-	-	-	-	(0.4)	(0.4)
Income tax rate adjustment[h]	2.1	1.8	(0.2)	(3.7)	-	(2.7)	0.3	1.7	0.7	-
Non-GAAP	$ 16.0	20.3	34.3	45.0	115.6	$ 30.0	34.1	43.5	49.6	157.2
EPS:										
GAAP	$ (0.06)	0.01	0.48	0.28	0.72	$ 0.67	0.28	0.38	(1.02)	0.33
Retirement plans[c]	0.09	0.10	0.10	0.10	0.39	0.09	0.11	0.11	0.12	0.43
Venezuela operations[a]	0.04	0.09	0.01	(0.09)	0.05	(0.16)	0.15	0.02	-	0.02
Reorganization and Restructuring[a]	0.08	0.03	0.04	0.33	0.47	0.04	0.07	0.08	0.08	0.27
Acquisitions and dispositions[a]	0.13	0.13	0.06	0.04	0.37	(0.01)	0.04	0.09	0.05	0.16
Deferred tax valuation allowance[b]	-	-	-	0.29	0.29	-	-	-	-	-
Prepayment penalties[d]	-	-	-	-	-	-	-	0.08	0.08	0.16
Interest on Brazil tax claim[e]	-	-	-	-	-	-	-	0.05	(0.03)	0.02
Tax reform[f]	-	-	-	-	-	-	-	-	1.65	1.66
Tax on accelerated income[g]	-	-	-	-	-	-	-	-	(0.01)	(0.01)
Income tax rate adjustment[h]	0.04	0.04	(0.01)	(0.07)	-	(0.05)	0.01	0.03	0.01	-
Share adjustment[k]	-	-	-	-	-	-	-	-	0.02	-
Non-GAAP	$ 0.32	0.40	0.68	0.88	2.28	$ 0.58	0.66	0.84	0.95	3.03
Depreciation and Amortization:										
GAAP	$ 32.2	32.9	32.4	34.1	131.6	$ 33.9	34.6	37.9	40.2	146.6
Venezuela operations[a]	(0.1)	(0.2)	(0.1)	(0.3)	(0.7)	(0.4)	(0.4)	(0.4)	(0.5)	(1.7)
Reorganization and Restructuring[a]	-	-	-	(0.8)	(0.8)	(0.9)	(0.6)	(0.5)	(0.2)	(2.2)
Acquisitions and dispositions[a]	(0.9)	(0.9)	(0.9)	(0.9)	(3.6)	(0.6)	(1.1)	(2.7)	(4.0)	(8.4)
Non-GAAP	$ 31.2	31.8	31.4	32.1	126.5	$ 32.0	32.5	34.3	35.5	134.3

Amounts may not add due to rounding.
See slide 35 for footnote explanations.

34

2016-2017 Non-GAAP Results Reconciled to GAAP (3 of 3)

The Brink's Company and subsidiaries
Non-GAAP Reconciliations
(In millions)

	2016 Q1	2016 Q2	2016 Q3	2016 Q4	2016 Full Year	2017 Q1	2017 Q2	2017 Q3	2017 Q4	2017 Full Year
Adjusted EBITDA[j]:										
Net income (loss) attributable to Brink's - GAAP	$ (3.1)	0.3	24.5	12.8	34.5	$ 34.7	14.2	19.9	(52.1)	16.7
Interest expense - GAAP	4.9	4.9	5.1	5.5	20.4	4.8	6.0	7.7	13.7	32.2
Income tax provision - GAAP	9.4	14.5	19.5	35.1	78.5	14.4	17.3	16.4	109.6	157.7
Depreciation and amortization - GAAP	32.2	32.9	32.4	34.1	131.6	33.9	34.6	37.9	40.2	146.6
EBITDA	$ 43.4	52.6	81.5	87.5	265.0	$ 87.8	72.1	81.9	111.4	353.2
Discontinued operations - GAAP	-	-	-	1.7	1.7	-	0.1	-	0.1	0.2
Retirement plans[c]	7.3	8.1	7.9	8.2	31.5	7.3	8.6	9.0	10.0	34.9
Venezuela operations[a]	(1.0)	0.1	(2.1)	(9.3)	(12.3)	(13.7)	4.1	(2.6)	(1.5)	(13.7)
Reorganization and Restructuring[a]	6.0	2.1	2.4	19.8	30.3	2.9	4.9	5.7	6.1	19.6
Acquisitions and dispositions[a]	5.9	6.5	2.2	1.8	16.4	(1.0)	1.3	3.4	(0.5)	3.2
Prepayment penalties[d]	-	-	-	-	-	-	-	6.5	1.8	8.3
Interest on Brazil tax claim[e]	-	-	-	-	-	-	-	4.1	(2.5)	1.6
Income tax rate adjustment[h]	0.4	0.3	(0.1)	(0.6)	-	(0.2)	-	0.2	-	-
Share-based compensation[i]	2.8	2.1	1.8	2.8	9.5	4.5	4.0	4.0	5.2	17.7
Adjusted EBITDA	$ 64.8	71.8	93.6	111.9	342.1	$ 87.6	95.1	112.2	130.1	425.0

The outlook for 2020 Non-GAAP Adjusted EBITDA, 2020 Non-GAAP revenues, 2020 Non-GAAP operating profit, 2020 non-GAAP EPS, and 2020 free cash flows before dividends cannot be reconciled to GAAP without unreasonable effort. We cannot reconcile these amounts to GAAP because we are unable to accurately forecast the impact of highly inflationary accounting on our Argentina operations and other potential Non-GAAP adjusting items for which the timing and amounts are currently under review, such as future restructuring actions. The impact of highly inflationary accounting on our Argentina operations and other potential Non-GAAP adjusting items could be significant to our GAAP results and cash flows. The Non-GAAP outlook for 2020 capital expenditures excludes forecasted capital leases and CompuSafe additions for those years. The Non-GAAP outlook for year-end 2020 Net Debt does not include any forecasted changes to the 2019 balance of restricted cash borrowings or certain cash amounts held by Cash Management Services operations. However, it does include forecasted utilization of debt capacity for announced and potential business acquisitions as well as forecasted cash flow impact from closed, announced and potential business acquisitions.

(a) See "Other Items Not Allocated To Segments" on slide 36 for details. We do not consider these items to be reflective of our core operating performance due to the variability of such items from period-to-period in terms of size, nature and significance.
(b) There was a change in judgment resulting in a valuation allowance against certain tax attributes with a limited statutory carryforward period that are no longer more-likely-than-not to be realized due to lower than expected U.S. operating results, certain non-GAAP pre-tax items, and the timing of tax deductions related to executive leadership transition.
(c) Our U.S. retirement plans are frozen and costs related to these plans are excluded from non-GAAP results. Certain non-U.S. operations also have retirement plans. Settlement charges related to these non-U.S. plans are also excluded from non-GAAP results.
(d) Penalties upon prepayment of Private Placement notes in September 2017 and a term loan in October 2017.
(e) Related to an unfavorable court ruling in the third quarter of 2017 on a non-income tax claim in Brazil. The court ruled that Brink's must pay interest accruing from the initial claim filing in 1994 to the current date. The principal amount of the claim was approximately $1 million and was recognized in selling, general and administrative expenses in the third quarter of 2017.
(f) Represents the estimated impact of tax legislation enacted into law in the fourth quarter of 2017. This primarily relates to the U.S. Tax Reform expense from the remeasurement of our net deferred tax assets.
(g) The non-GAAP tax rate excludes the 2017 foreign tax benefits that resulted from the transaction that accelerated U.S. tax in 2015.
(h) Non-GAAP income from continuing operations and non-GAAP EPS have been adjusted to reflect an effective income tax rate in each interim period equal to the full-year non-GAAP effective income tax rate. The full-year non-GAAP effective tax rate was 34.2% for 2017 and 36.8% for 2016.
(i) There is no difference between GAAP and non-GAAP share-based compensation amounts for the periods presented.
(j) Adjusted EBITDA is defined as non-GAAP income from continuing operations excluding the impact of non-GAAP interest expense, non-GAAP income tax provision, non-GAAP depreciation and amortization and non-GAAP share-based
(k) Because we reported a loss from continuing operations on a GAAP basis in the fourth quarter of 2017, GAAP EPS was calculated using basic shares. However, as we reported income from continuing operations on a non-GAAP basis in the fourth quarter of 2017, non-GAAP EPS was calculated using diluted shares. compensation.

35

Amounts may not add due to rounding

Non-GAAP Reconciliation - Other The Brink’s Company and subsidiaries Other Items Not Allocated to Segments (Unaudited) (In millions) Brink’s measures its segment results before income and expenses for corporate activities and for certain other items. See below for a summary of the other items not allocated to segments. Venezuela operations Prior to the deconsolidation of our Venezuelan subsidiaries effective June 30, 2018, we excluded from our segment results all of our Venezuela operating results, due to the Venezuelan government's restrictions that have prevented us from repatriating funds. As a result, the Chief Executive Officer, the Company's Chief Operating Decision maker ("CODM"), has assessed segment performance and has made resource decisions by segment excluding Venezuela operating results. Reorganization and Restructuring 2016 Restructuring In the fourth quarter of 2016, management implemented restructuring actions across our global business operations and our corporate functions. As a result of these actions, we recognized charges of $18.1 million in 2016, and an additional $17.3 million in 2017. Executive Leadership and Board of Directors In 2015, we recognized $1.8 million in charges related to Executive Leadership and Board of Directors restructuring actions, which were announced in January 2016. We recognized $4.3 million in charges in 2016 related to the Executive Leadership and Board of Directors restructuring actions. 2015 Restructuring Brink's initiated a restructuring of its business in the third quarter of 2015. We recognized $11.6 million in related 2015 costs and an additional $6.5 million in 2016 related to this restructuring. The actions under this program were substantially completed by the end of 2016, with cumulative pretax charges of approximately $18 million. Other Restructurings Management periodically implements restructuring actions in targeted sections of our business. As a result of these actions, we recognized charges of $4.6 million in 2017, primarily severance costs. Due to the unique circumstances around these charges, they have not been allocated to segment results and are excluded from non-GAAP results. Acquisitions and dispositions Certain acquisition and disposition items that are not considered part of the ongoing activities of the business and are special in nature are consistently excluded from non-GAAP results. These items are described below: 2017 Acquisitions and Dispositions - Amortization expense for acquisition-related intangible assets was $8.4 million in 2017. - Fourth quarter 2017 gain of $7.8 million related to the sale of real estate in Mexico. - Severance costs of $4.0 million related to our 2017 acquisitions in Argentina and Brazil. - Transaction costs of $2.6 million related to acquisitions of new businesses in 2017. - Currency transaction gains of $1.8 million related to acquisition activity. 2016 Acquisitions and Dispositions - Due to management's decision in the first quarter of 2016 to exit the Republic of Ireland, the prospective impacts of shutting down this operation were included in items not allocated to segments and were excluded from the operating segments effective March 1, 2016. This activity is also excluded from the consolidated non-GAAP results. Beginning May 1, 2016, due to management's decision to also exit Northern Ireland, the results of shutting down these operations were treated similarly to the Republic of Ireland. - Amortization expense for acquisition-related intangible assets was $3.6 million in 2016. - Brink's recognized a $2.0 million loss related to the sale of corporate assets in the second quarter of 2016. | 36

Non-GAAP Reconciliation - Other The Brink’s Company and subsidiaries Non-GAAP Reconciliations — Other Amounts (Unaudited) (In millions) Property and Equipment Acquired During the Period Full-Year Full-Year Full-Year Full-Year 2016 2017 2018 2019 Capital Expenditures - GAAP 112.2 174.5 155.1 164.8 Capital leases - GAAP 29.4 51.7 51.9 59.7 Total property and equipment acquired 141.6 226.2 207.0 224.5 Venezuela property and equipment acquired (5.0) (4.2) - - Cash Devices (13.1) (37.5) (25.1) (26.4) Total property and equipment acquired, excluding Venezuela and Cash Devices 123.5 184.5 181.9 198.1 Depreciation Depreciation and amortization - GAAP 131.6 146.6 162.3 185.0 Amortization of intangible assets (3.6) (8.4) (17.7) (27.8) Acquisitions and dispositions - - - (3.1) Venezuela depreciation (0.7) (1.7) (1.1) - Argentina highly inflationary impact - - - (1.8) Reorganization and restructuring (0.8) (2.2) (1.9) (0.2) Cash Devices (14.9) (15.6) (15.9) (16.0) Depreciation and amortization – Non-GAAP (excluding Cash Devices) 111.6 118.7 125.7 136.1 Reinvestment ratio 1.1 1.6 1.4 1.5 | 37

Non-GAAP Reconciliation – Cash Flows The Brink’s Company and subsidiaries (In millions) Full Year Full Year Full Year 2017 2018 2019 Cash flows from operating activities Operating activities - GAAP $ 296.4 $ 364.1 $ 368.6 Venezuela operations (17.3) (0.4) - (Increase) decrease in restricted cash held for customers (44.3) (44.4) (23.7) (Increase) decrease in certain customer obligations(a) (6.1) 1.7 (11.4) Operating activities - non-GAAP $ 228.7 $ 321.0 $ 333.5 Capital expenditures – GAAP (174.5) (155.1) (164.8) Venezuela property and equipment acquired 4.2 -- Free cash flow before dividends $ 58.4 $ 165.9 $ 168.7 Full Year Full Year Full Year 2017 2018 2019 Cash paid for interest 27.1 63.7 84.2 Cross currency swap contract (b) (0.1) (0.0) (4.2) Cash interest $ 27.0 $ 63.7 $ 80.0 (a) To adjust for the change in the balance of customer obligations related to cash received and processed in certain of our secure Cash Management Services operations. The title to this cash transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources. (b) Interest payments for the cross currency swap contract are included in cash flows from financing activities on the consolidated statements of cash flows. Free cash flow before dividends is a supplemental financial measure that is not required by, or presented in accordance with GAAP. The purpose of this non-GAAP measure is to report financial information excluding cash flows from Venezuela operations, the impact of cash received and processed in certain of our Cash Management Services operations and capital expenditures, adjusted for Venezuela property and equipment acquired. We believe this measure is helpful in assessing cash flows from operations, enables period-to-period comparability and is useful in predicting future cash flows. This non-GAAP measure should not be considered as an alternative to cash flows from operating activities determined in accordance with GAAP and should be read in conjunction with our consolidated statements of cash flows. | 38

Non-GAAP Reconciliation – Net Debt The Brink’s Company and subsidiaries Non-GAAP Reconciliations - Net Debt (Unaudited) (In millions) December 31, December 31, December 31, (In millions) 2017 2018 2019 Debt: Short-term borrowings $ 45.2 $ 28.9 $ 14.3 Long-term debt 1,191.5 1,525.1 1,629.3 Total Debt 1,236.7 1,554.0 1,643.6 Restricted cash borrowings(a) (27.0) (10.5) (10.3) Total Debt without restricted cash borrowings 1,209.7 1,543.5 1,633.3 Less: Cash and cash equivalents 614.3 343.4 311.0 Amounts held by Cash Management Services operations(b) (16.1) (14.1) (26.3) Cash and cash equivalents available for general corporate purposes 598.2 329.3 284.7 Net Debt $ 611.5 $ 1,214.2 $ 1,348.6 a) Restricted cash borrowings are related to cash borrowed under lending arrangements used in the process of managing customer cash supply chains, which is currently classified as restricted cash and not available for general corporate purposes. b) Title to cash received and processed in certain of our secure Cash Management Services operations transfers to us for a short period of time. The cash is generally credited to customers’ accounts the following day and we do not consider it as available for general corporate purposes in the management of our liquidity and capital resources and in our computation of Net Debt. Net Debt is a supplemental non-GAAP financial measure that is not required by, or presented in accordance with GAAP. We use Net Debt as a measure of our financial leverage. We believe that investors also may find Net Debt to be helpful in evaluating our financial leverage. Net Debt should not be considered as an alternative to Debt determined in accordance with GAAP and should be reviewed in conjunction with our consolidated balance sheets. Set forth above is a reconciliation of Net Debt, a non-GAAP financial measure, to Debt, which is the most directly comparable financial measure calculated and reported in accordance with GAAP, as of December 31, 2017, December 31, 2018 and December 31, 2019. | 39